UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2006

China-Biotics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-110733	98-0393071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

(86 21) 5834 9748

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 13, 2006, China-Biotics, Inc. (the “Company”) dismissed Malone & Bailey, PC (“Malone & Bailey”) as its principal independent accountant. Malone and Bailey’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Malone & Bailey, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Malone & Bailey with a copy of the disclosures it is making in response to this Item 4.01 prior to the day that this Current Report on Form 8-K is being filed with the SEC. The Company requested that Malone & Bailey furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of such a letter provided by Malone & Bailey is filed as Exhibit 16.1 to this Current Report.

On May 26, 2006, the Company retained BDO McCabe Lo Limited to serve as its principal independent accountant. The Company’s board of directors approved the decision to dismiss Malone & Bailey as the Company’s principal independent accountant and to retain BDO McCabe Lo Limited to serve as the Company’s principal independent accountant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter dated April 13, 2006 from Malone & Bailey PC to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.
(Registrant)

Date: May 31, 2006	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary